AGREEMENT OF PURCHASE AND SALE



                                BY AND BETWEEN


                REAL ESTATE COLLATERAL MANAGEMENT COMPANY, INC.
                            a Delaware corporation

                                   AS SELLER


                                      AND


                            RRC ACQUISITIONS, INC.
                             a Florida corporation

                                   AS BUYER



                                  RELATING TO

                            OLD ST. AUGUSTINE PLAZA





                                  DATED AS OF

                              September 23, 1996



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SECTION                                                                   PAGE

1.    Definitions..........................................................  1

2.    Purchase and Sale....................................................  4

3.    Purchase Price.......................................................  4
      3.1  Deposit.........................................................  4
      3.2  Cash Balance....................................................  5

4.    Cancellation Fees and Expenses.......................................  5

5.    Deliveries at Closing................................................  6

      5.1   By Seller......................................................  6
      5.2   By Buyer.......................................................  6
      5.3   By Buyer and Seller............................................  7

6.    Condition of Title...................................................  7

      7.    Conditions to the Close of Escrow..............................  7
      7.1   Conditions Precedent to Buyer's Obligations....................  7
            7.1.1  Title...................................................  7
            7.1.2  Inspections and Studies.................................  9
            7.1.3  Representations, Warranties and Covenants
                    of Seller..............................................  9
            7.1.4  Seller's Deliveries.....................................  9
            7.1.5  Estoppel Letter..........................................
            7.1.6  Tenant Matters..........................................
            7.1.7  Environmental Matters...................................
      7.2   Conditions Precedent to Seller's Obligations................... 10

8.    Due Diligence Period................................................. 10
      8.1   Matters To Be Reviewed......................................... 10
      8.2   Delivery of Copies............................................. 11
      8.3   Termination; Notice of Objections.............................. 12
      8.4   Material New Matters........................................... 12

9.    Property "As-Is"..................................................... 13
      9.1  Acquired in Connection with Foreclosure......................... 13
      9.2  NO SIDE AGREEMENTS OR REPRESENTATIONS; AS-IS
             PURCHASE...................................................... 13
      9.3  RELEASE......................................................... 16



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SECTION                                                                   PAGE



      9.4  Disclosures; Specific Acknowledgment Regarding
            Condition of Property.......................................... 17
      9.5  Estoppel Certificates........................................... 17


10.   Costs and Expenses................................................... 18

11.   Prorations........................................................... 18
      11.1  Taxes and Assessments.......................................... 18
      11.2  Rents and Deposits............................................. 19
      11.3  Utilities...................................................... 19
      11.4  Method of Proration............................................ 20

12.   Joint Representations and Warranties................................. 20
      12.1  Authority...................................................... 21
      12.2  Actions........................................................ 21
      12.3  Due Execution.................................................. 21
      12.4  Valid and Binding.............................................. 21

13.   Seller's Warranties and Representations.............................. 21
      13.1  Lease.......................................................... 21
      13.2  Non-Foreign Entity............................................. 21
      13.3  Pre-Closing Covenants.......................................... 21

14.   Condemnation and Destruction......................................... 22
      14.1  Eminent Domain or Taking....................................... 22
      14.2  Damage or Destruction.......................................... 22

15.   Indemnification...................................................... 23
      15.1  Indemnification By Seller...................................... 23
      15.2  Indemnification by Buyer....................................... 24
      15.3  Survival....................................................... 24

16.   Hazardous Substances................................................. 24
      16.1  Definitions.................................................... 24
      16.2  Seller's Representations and Warranties........................ 24
      16.3  Notices Regarding Hazardous Substances......................... 25
      16.4  Mutual Indemnifications........................................ 25
      16.5  Environmental Release.......................................... 26
      16.6  Environmental Audit............................................ 26

17.   Waiver of Jury Trial ................................................ 27

18.   Notices.............................................................. 28

19.   Broker............................................................... 28


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20.   Entry................................................................ 28

21.   Legal and Equitable Enforcement of this Agreement.................... 29
      21.1  Default by Seller ............................................. 29
      24.2  Default by Buyer............................................... 30

22.   Assignment........................................................... 30

23.   Miscellaneous........................................................ 31
      26.1  Counterparts................................................... 31
      23.2  Partial Invalidity............................................. 31
      23.3  Possession of the Property..................................... 31
      23.4  Waivers........................................................ 31
      23.5  Successors and Assigns......................................... 31
      23.6  Professional Fees.............................................. 31
      23.7  Entire Agreement............................................... 31
      23.8  Time of Essence................................................ 32
      23.9  Construction................................................... 32
      23.10  Governing Law................................................. 32
      23.11  Confidentiality............................................... 32
      23.12  Wear and Tear................................................. 32
      23.13  No Recordation................................................ 32
      23.14  Financing..................................................... 33
      23.15  Survival...................................................... 33
      23.16  Back-up Contracts ............................................ 33
      23.17  Not an Offer; Last Date for Submission........................ 33
      23.18  Radon Gas .................................................... 33

                        AGREEMENT OF PURCHASE AND SALE


      THIS AGREEMENT OF PURCHASE AND SALE ("Agreement") is made and entered into as of September __, 1996, by and between Real Estate Collateral Management Company, Inc., a Delaware corporation ("Seller") and RRC Acquisitions, Inc., a Florida corporation ("Buyer").

      Buyer and Seller agree as follows:

     1. Definitions: For the purposes of this Agreement the following terms will be defined as follows:

     (a) "Actual Knowledge of Seller": Actual Knowledge of Seller means and is limited to the actual knowledge of Joan M. Uhler without having conducted any independent inquiry or inspection.

     (b)  "Assignment and  Assumption":  Shall have the meaning given thereto in
Section 6 hereof.

            (c) "Bank": Means Bank of America National Trust and Savings Association, a national banking association, and includes its predecessor by merger Security Pacific National Bank, a national banking association.

     d) "Bill of Sale": Shall have the meaning given thereto in Section 5.1 hereof.

     (e) "Broker": The Seller's Broker is CB Commercial Realty Group, Inc. There is no Buyer's Broker under this Agreement.

          (f) "Closing Date": The Closing Date shall be on or before five (5) days after the expiration of the Due Diligence Period and is the last date on which the Closing can occur, subject to extension as provided for in this Agreement.

            (g) "Closing" and "Close of Escrow": Closing and Close of Escrow are terms used interchangeably in this Agreement. The Closing or the Close of Escrow will be deemed to have occurred when Seller delivers to Buyer those items referred to in Section 5.1 hereof, Buyer delivers to Seller those items referred to in Section 5.2 hereof and each of Seller and Buyer, as applicable, delivers any documents required under Section 5.3.

            (h) "Deposit": consists of the initial deposit (the "Initial Deposit") of $25,000.00 which will be placed into escrow on or prior to the Effective Date with Escrow Holder and the additional deposit (the "Additional Deposit") of $100,000.00 which Buyer will place into escrow with Escrow Holder at the end of the Due Diligence Period as defined in Subparagraph (i) below.

     (i) "Due Diligence Period": The Due Diligence Period is the 45 day period starting on the Effective Date during which Buyer must complete its due diligence as described in Section 8.

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            (j) "Effective  Date":  The Effective  Date,  which is the date from which all dates in this Agreement will be measured, shall be the date that this Agreement is executed by Seller and delivered to Buyer's counsel at the address indicated in Section 1(t) of this Agreement.

            (k) "Environmental Audit":  Shall have the meaning given thereto in
Section 16 hereof.

            (l)   "Environmental Law":  Shall have the meaning given thereto in
Section 16 hereof.

     (m) "Environmental Report": The Environment Report means that certain Phase I report prepared by PSI Consulting and dated May 8, 1995.

     (n) "Escrow Holder": The Escrow Holder is Kirkpatrick & Lockhart LLP.

(o) "Exhibits": Exhibits means the following, each of which is attached hereto and incorporated herein by this reference:

                  Exhibit A - Legal Description Exhibit B - Special Warranty Deed Exhibit C - FIRPTA Affidavit Exhibit D - No Lien Affidavit Exhibit E - Bill of Sale Exhibit F - Assignment and Assumption Exhibit G - Memorandum of Assignment of Leases
                  Exhibit H - Disclosures Exhibit I - Form of Estoppel Certificate Exhibit J - List of Tenants Exhibit K - Audit Representation Letter

     (p) "FIRPTA Certificate": Shall have the meaning given thereto in Section 5 hereof.

     (q) "Hazardous Substance:" Shall have the meaning given thereto in Section 16 hereof.

(r) "Improvements": All improvements and fixtures actually owned by Seller and situated on the Real Property.

       (s) "Memorandum of Assignment of Leases": Shall have the meaning given thereto in Section 5 hereof.

            (t)   "Notices":  will be sent as follows to:

Seller:
                 Real Estate Collateral Management Company, Inc.
                              c/o Bank of America NT&SA

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                              560 Davis Street
                              San Francisco, California 94111
                              Attn: Joan M. Uhler
                              Telephone: (415) 622-5940
                              Telecopy No.(415) 953-5889

with a copy to:               Kirkpatrick & Lockhart LLP
                              Miami Center - 2000
                              201 South Biscayne Blvd.
                              Miami, Florida  33131
                              Attn:  Laura A. Gangemi, Esq.
                              Telephone: (305) 539-3371
                              Telecopy No.(305) 358-7095

Buyer:                        RRC Acquisitions, Inc.
                              121 West Forsyth Street, Suite 200
                              Jacksonville, Florida  32202
                              Attn:  Robert L. Miller
                              Telephone:(904) 356-7000
                              Telecopy No.(904) 634-3428

with a copy to:               Ulmer, Murchison, Ashby & Taylor
                              SunTrust Building, Suite 1600
                              200 W. Forsyth Street
                              Jacksonville, FL 32202
                              Attn:  William E. Scheu, Esq.
                              Telephone:(904) 354-9000
                              Telecopy No.(904) 354-9100

Escrow Holder:                Kirkpatrick & Lockhart LLP
                              Miami Center - 2000
                              201 South Biscayne Blvd.
                              Miami, Florida  33131
                              Attn:  Laura A. Gangemi, Esq.
                              Telephone: (305) 539-3371
                              Telecopy No.(305) 358-7095


           (u) "Permitted Exceptions":  Shall have the meaning given thereto in
Section 6 hereof.

     (v) "Personal Property": The equipment, furniture and fixtures and other personal property, if any, which are actually owned by Seller and located on the Real Property.

(w) "Property": Collectively, (i) the Real Property, (ii) the Improvements, and (iii) the Personal Property.

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     (x) "Purchase Price":  The Purchase Price for the Property is Nine Million,
Five Hundred Thousand and No/100 Dollars ($9,500,000.00).

     (y) "Real Property": That certain real property located in the County of Duval, State of Florida and commonly known as St. Augustine Plaza, and more particularly described in Exhibit A attached hereto.

            (z) "Special Warranty Deed"" Shall have the meaning given thereto in
Section 5 hereof.

            (aa) "Title Company": The Title Company is Chicago Title Insurance Company.

     (ab) "Title Policy": Shall have the meaning given thereto in Section 7 hereof.

2. Purchase and Sale: Upon and subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to Buyer and Buyer agrees to buy from Seller the Property, together with all easements, hereditaments, entitlements (to the extent transferable) and appurtenances thereto. Seller shall also transfer, by quitclaim, without any representation of warranty, those items of personalty located on the Real Property that are not owned by Seller. In consideration of Seller's sale of the Property to Buyer, Buyer will (a) pay to Seller the Purchase Price at the Closing, and (b) perform all of Buyer's other obligations hereunder, which will include the various indemnities set forth herein whether or not the Closing occurs hereunder.

3. Purchase Price:  The Purchase Price for the Property will be paid as follows:

      3.1 Deposit. On or prior to the Effective Date, Buyer will deliver to Escrow Holder in cash, by confirmed wire transfer or by certified or cashier's check collectible in same day funds, the Initial Deposit. Escrow Holder will invest the Initial Deposit in an interest bearing account and interest will accrue for the account of Buyer except as otherwise provided in this Agreement and will be applied against the Purchase Price at Closing.

      No later than the expiration of the Due Diligence Period, Buyer will deliver the Additional Deposit to Escrow Agent in cash, by wire transfer or by certified or cashier's check collectible in same day funds. Provided Buyer delivers to Escrow Holder an IRS Form W-9, Escrow Holder will invest the Additional Deposit, together with the Initial Deposit (The Initial Deposit and the Additional Deposit shall hereinafter be referred to collectively as the "Deposit") in an interest bearing account and interest will accrue for the account of Buyer except as otherwise provided in this Agreement and will be applied against the Purchase Price at Closing. Except as expressly provided otherwise in this Agreement, the Deposit will become nonrefundable at and as of the first day following the end of the Due Diligence Period unless Buyer terminates this Agreement on or before the end of the Due Diligence Period.

      3.2 Cash Balance. At Closing, Buyer will deliver to Seller the balance of the Purchase Price in cash, by confirmed wire transfer of funds, or by certified or cashier's check collectible in same day funds.

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4.    Intentionally left blank.

5.    Deliveries at Closing:

     5.1 By Seller. At Closing, Seller will deliver or cause to be delivered to Buyer the following items:

            (a) A Special Warranty Deed ("Special Warranty Deed"), in the form attached to this Agreement as Exhibit B, duly executed and acknowledged by Seller and in recordable form, conveying the Property to Buyer.

            (b) A Transferor's Certificate of Non-Foreign Status in the form attached to this Agreement as Exhibit C ("FIRPTA Certificate") properly executed by Seller.

            (c) A Seller's No-Lien Affidavit in the form attached to this Agreement as Exhibit D ("No-Lien Affidavit") properly executed by Seller.

            (d) An executed bill of sale ("Bill of Sale") in the form attached to this Agreement as Exhibit E.

            (e) Two (2) executed counterpart copies of assignment and assumption of leases and contracts, ("Assignment and Assumption") in the form attached to this Agreement as Exhibit F.

            (f) If any lease has been recorded, two (2) executed counterpart copies of a memorandum of assignment of leases ("Memorandum of Assignment of Leases") in the form attached to this Agreement as Exhibit G.

            (g)   A closing statement.

            (h) An Audit Representation Letter (the "Audit Representation Letter") in substantially the form attached to this Agreement as Exhibit K, from The Allen Morris Company. If such Audit Representation Letter is not delivered at Closing, then Seller shall not be deemed to be in default under this Agreement and Buyer's sole remedy shall be to cancel this Agreement and receive a return of the Deposit, together with any interest accrued thereon.

     5.2 By Buyer. At Closing, Buyer will deliver or cause to be delivered to Seller the following items:

           (a)   The balance of the Purchase Price in accordance with Section 3.

            (b) The amount due Seller, if any, after the prorations are computed in accordance with Section 11.

            (c) Such corporate resolutions, certificates of good standing and/or other corporate or partnership documents relating to Buyer as are reasonably required in connection with this transaction.

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            (d)  Two (2) executed counterparts of the Assignment and Assumption.

     (e) If applicable, two (2) executed counterpart copies of the Memorandum of Assignment of Leases.

(f)   A closing statement.

      5.3 By Buyer and Seller. Buyer and Seller will each deposit such other instruments consistent with this Agreement as are reasonably required by Escrow Holder, Title Company or otherwise required to consummate the Closing. In addition Seller and Buyer hereby designate Buyer as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Internal Revenue Code.

     6. Condition of Title: At Closing, fee simple title to the Property will be conveyed to Buyer by Seller by Special Warranty Deed, subject only to the following matters ("Permitted Exceptions"):

          (a)   a lien for real property taxes and assessments not yet payable;

            (b) matters of title respecting the Property approved or deemed approved by Buyer in accordance with this Agreement, including, without limitation, all leases of the Property;

     (c) matters affecting the condition of title to the Property created by or with the written consent of Buyer;

     (d) any matters which would be shown by an inspection, a survey of the Property or by inquiry of persons in possession of the Property;

(e)   all applicable zoning ordinances and regulations; and

            (f) The parties agree that (i) except as specifically provided in the Special Warranty Deed, Seller makes no express or implied warranties regarding the condition of title to the Property, and (ii) Buyer shall rely on the Title Policy for protection against any title defects.

7.    Conditions to the Closing:

     7.1 Conditions Precedent to Buyer's Obligations. The following conditions must be satisfied not later than the Closing Date or such other period of time as may be specified below:

      7.1.1 Title. Seller will furnish or cause to be furnished to Buyer, as soon as available, a standard title insurance commitment ("Commitment") issued by the Title Company agreeing to issue to Buyer, upon recording of the deed to Buyer, an owner's policy of title insurance in the amount of the Purchase Price, subject only to the Permitted Exceptions ("Title Policy").

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      Buyer will have 15 days after  receipt of the  Commitment  within which to
(1) examine the Commitment (2) review matters referred to in Paragraph 6(d), and
(3) notify Seller in writing of any exceptions which Buyer disapproves or other objections to title. If Buyer fails to notify Seller of any exceptions which Buyer disapproves or other objections to title, title will be deemed accepted. If Buyer timely notifies Seller of specific disapproved exceptions or other objections to title within such 15 day period, Seller will have 10 days after
receipt  of  Buyer's  notification  of  any  disapproved   exceptions  or  other
objections to title in which to advise Buyer that:

            (i) Seller will cause the disapproved exceptions or other objections to title to be removed or remedied or obtain appropriate endorsements to the Title Policy on or before the Closing Date; or

            (ii) Seller will not cause the disapproved exceptions or other objections to title to be removed or remedied or cause appropriate endorsements to the Title Policy to be issued.

            (iii) If Seller does not notify Buyer of its election within the 10 day period, Seller will be deemed to have elected to not cause the disapproved exceptions to be removed.

            In any event, if the Commitment or any supplement thereto reveals either (1) a mechanic's lien affirmatively caused by Seller; or (2) an existing financing lien created by Seller, then Seller; or (3) monetary judgments against Seller, then Seller shall agree to cause these items to be paid off from the closing proceeds.

            If Seller elects to not cause the disapproved exceptions or other objections to title to be removed or remedied or cause appropriate endorsement to the Title Policy to be issued, Buyer will have 10 days to elect, as its sole remedy, to:

            (i) proceed with the purchase and acquire the Property subject to the disapproved exceptions and other objections to title without reduction in the Purchase Price; or

            (ii) cancel this Agreement by written notice to Seller and Escrow Holder, in which case the Deposit and any interest accrued thereon will be returned to Buyer.

            If Buyer does not give Seller notice of its election within 10 days, Buyer will be deemed to have elected to proceed with this transaction.

            If Seller commits to remove any disapproved exception to title or remedy any other objection to title and fails to do so by the Closing Date, Seller shall not be deemed to be in default under this Agreement and Buyer may, as its sole option, terminate this Agreement and receive a refund of its Deposit plus any interest accrued thereon. Notwithstanding the foregoing, if Seller fails to pay off from closing proceeds either (a) a mechanic's lien affirmatively caused by Seller; or (b) an existing financing lien created by Seller; or (c) monetary judgments against Seller, then Buyer shall have the right to seek specific performance of Seller's obligation to pay off such liens, subject to the limitations of Paragraph 21.1 herein. If Buyer does not terminate

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this  Agreement  as set forth in this  paragraph,  Buyer  will be deemed to have waived its objections to title, and this Agreement will continue in full force and effect.

            7.1.2 Inspections and Studies. If Buyer does not terminate this Agreement prior to the expiration of the Due Diligence Period, Buyer shall be deemed to have approved the results of any and all inspections, investigations, tests and studies as Buyer may have elected to make or obtain within the Due Diligence Period. If Buyer does not terminate this Agreement prior to the expiration of the Due Diligence Period, Buyer will be deemed to have accepted the condition of the Property and all matters relating to the Property as referenced in Paragraph 8.1. Buyer will pay for all such inspections, tests and studies. In the event this Agreement is terminated prior to Closing, Buyer will give copies of all inspections, investigations, tests or studies to Seller as a condition precedent to the return of the Deposit.

            7.1.3 Representations, Warranties and Covenants of Seller. Seller will have duly performed each and every agreement to be performed by Seller hereunder and, subject to the provisions of Paragraphs 8.1 and 8.4, Seller's express representations and warranties set forth in this Agreement will be true and correct as of the Closing Date.

     7.1.4 Seller's Deliveries. Seller will have delivered the items described in Paragraph 5.1.

            7.1.5 Estoppel Letters. Estoppel certificates in substantially the form as attached hereto as Exhibit I shall have been obtained by Seller and delivered to Buyer by the Closing Date from Lasco Video, Hallmark, Publix, Eckerds, Waccamaw, McDonalds and eighty percent (80%) of the other tenants who have signed leases for any portion of the Property, without any material exceptions, covenants or changes to the form of estoppel letter attached to this Agreement as Exhibit I and which materially conforms to the information set forth on the rent roll delivered by Seller to Buyer.

            7.1.6 Tenant Matters. None of the following shall have occurred with respect to any tenant leasing space in excess of 5,000 square or with respect to more than twenty percent (20%) of the other tenants who have signed leases for any portion of the Property:

            (i) The commencement of any voluntary or involuntary case or other proceeding seeking relief under any bankruptcy or insolvency law;

            (ii)  A vacating of the leased premises;

     (iii) An assignment of the lease in violation of the terms of the lease; or

            (iv) Any uncured default in payment of base rent or common area maintenance charges, tax and insurance pass-thrus under the terms of the lease for a period of greater than thirty (30) days.

            7.1.7  Environmental  Matters.  No act, omission or event shall have occurred after the expiration of the Due Diligence Period that causes a violation of applicable Environmental Laws the costs of remediation of which equals or exceeds $50,000 as determined by an independent third party environmental consultant reasonably acceptable to Seller and

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Buyer.  In the event the costs of  remediation  are  determined  to be less than
$50,000, then Buyer shall receive a credit against the Purchase Price at Closing for the estimated costs of such remediation as determined by such independent third party environmental consultant.

      The conditions set forth in this Section 7.1 are solely for the benefit of Buyer and may be waived only by Buyer. At all times Buyer has the right to waive any condition. Such waiver or waivers must be in writing to Seller. If any conditions are not satisfied on or before the end of the Due Diligence Period or the Closing Date, as applicable (unless such conditions are deemed satisfied for failure to notify Seller of disapproval when such notice of disapproval is required by the terms of this Agreement), and Buyer has not waived the unsatisfied conditions, Seller will not be deemed to be in default and Buyer's sole remedy will be to terminate this Agreement and obtain the refund of the Deposit together with interest accrued thereon.

      7.2 Conditions Precedent to Seller's Obligations. The Closing and Seller's obligations with respect to this transaction are subject to the following conditions precedent: (a) Buyer's delivery to Seller on or before the Closing Date, of the Purchase Price and the other items described in Paragraph 5.2, and
(b) Buyer having duly performed each and every agreement to be performed by Buyer hereunder, and Buyer's representations, warranties and covenants set forth in this Agreement, continuing to be true and correct as of the Closing Date. The conditions set forth in this Paragraph 7.2 are solely for the benefit of Seller and may be waived only by Seller, with such waiver to be in writing to Buyer.

8.    Due Diligence Period:

      8.1 Matters To Be Reviewed. During the Due Diligence Period, Buyer may conduct any and all inspections it deems appropriate, subject to the limitations set forth in Paragraphs 20 and 16 below. If Buyer does not terminate the Agreement prior to the expiration of the Due Diligence Period, Buyer shall be deemed to have approved the following matters within the Due Diligence Period:

     (a) the physical condition of the Property, including without limitation:

     (i) soil, seismic, hydrological, geological and topographical conditions,


                (ii)  the availability of adequate utilities and public access,

             (iii) the status and nature of any existing or proposed assessment districts and the amount of any assessment liability,

               (iv) the character and amount of any fee or charge which may be imposed in connection with the development of the Property,

         (v) whether or not the Property is located in a Special Flood Hazard Area,

            (vi) the status of the Property with respect to asbestos and other hazardous and toxic materials,

                  (vii) all matters disclosed by the Environmental Report, and

                  (viii) compliance of the Property with all applicable laws, including Environmental Laws (defined below).

            Seller will allow Buyer and/or its agents access to the Property to perform any and all investigations and inspections desired by Buyer (provided that any entry will be subject to the provisions of Paragraph 20 and any Environmental Audit (defined below) will be subject to the provisions of Paragraph 16);

            (b) applicable government ordinances, rules and regulations and evidence of compliance therewith, including without limitation zoning and building regulations;

            (c) all private restrictions applicable to the Property, including without limitation, declarations of covenants, conditions and restrictions, reciprocal easement and operating agreements, architectural restrictions and owners' association governing documents;

            (d)  all  licenses,   permits,   subdivision  maps  and  conditions,
improvement agreements, bonds, development agreements, and any and all other governmental approvals and/or authorizations relating to the Property;

     (e)  leases,  agreements,   contracts,  documents,   instruments,  reports,
surveys, books and records relating to the Property; and

          (f) any and all other matters concerning the current and future use, feasibility or value, or governmental permissions or entitlements pertaining to the Property, or any other matter or circumstance relevant to Buyer in its discretion concerning the Property and its marketability.

      8.2 Delivery of Copies. Within 5 days after the Effective Date, Seller will provide to Buyer, or make reasonably available to Buyer for inspecting, copies of all items described in Subparagraphs 8.1(d) and (e) above as well as copies of all other materials related to the Property which are in Seller's possession, except:

            (a)   the contents of any loan files maintained by Seller or Bank;

            (b)   appraisals; and

            (c) information which is privileged, confidential or proprietary, including, but not limited to: internal memoranda, analyses and business plans; financial information; and correspondence and other materials to or from Seller's attorneys and potential third party buyers.

Buyer expressly agrees that Seller is furnishing copies of all such documents and information to Buyer for informational purposes only and without representation or warranty as to the accuracy or completeness of the contents of such materials. Buyer covenants and agrees that it will not rely on such documents and information and will conduct its own due diligence on all matters referred to in such documents and information, or otherwise relating to the Property.

The originals of the items described in (d) and (e), if available, will be delivered to Buyer at Closing.

      8.3   Termination; Notice of Objections.

            (a) Within the Due Diligence Period, Buyer may, in its sole discretion and for any reason or no reason, elect to go forward with this Agreement to Closing, which election shall be made by notice to Seller given within the Due Diligence Period. If such notice is not timely given, this Agreement and all rights, duties and obligations of Buyer and Seller hereunder, except any which expressly survive termination, shall terminate and Escrow Holder shall return to Buyer the Deposit together with any interest earned thereon.

            (b) If Buyer does not terminate this Agreement during the Due Diligence Period, then Buyer will be deemed to have approved the matters set forth in paragraphs (a) through (f) of Paragraph 8.1 or otherwise deemed relevant to Buyer in respect of the Property.

            (c) If Buyer notifies Seller in writing of any objections to the condition of the Property or any other matters relating to the Property as referred to in Subparagraph (a) through (f) of Paragraph 8.1 within the Due Diligence Period, the parties will have 5 business days to agree upon a resolution of the objection(s). If the parties cannot agree within the 5 business day period, then either party may terminate this Agreement by written notice to the other, which notice must be given within 3 business days after the expiration of the 5 business day period and Buyer, as its sole remedy, will be entitled to the return of the Deposit and any interest accrued thereon.

            (d) However, if Buyer gives Seller notice of its election to terminate this Agreement under the preceding subparagraph (c), Seller may elect, by written notice to Buyer and to Escrow Holder within 10 business days following Seller's receipt of Buyer's notice, to correct the objectionable matter prior to the Closing. If Seller elects to correct the objectionable matter, Seller will be entitled to extend the Closing for not more than 30 days in order to correct the objectionable matter and, in such event, this Agreement will not terminate. If Seller fails to correct the objectionable matter by the Closing Date, as extended, Seller shall not be deemed to be in default under this Agreement and Buyer, as Buyer's sole option, may terminate this Agreement and receive a refund of its Deposit and any interest accrued thereon.

            (e) If Buyer does not terminate this Agreement under the preceding subparagraph (c), Buyer will be deemed to have waived its objections, and this Agreement will continue in full force and effect.

            (f) Nothing in subparagraph (c) above will affect Buyer's right to terminate the Agreement prior to the expiration of the Due Diligence Period, for any reason whatsoever, without giving Seller an opportunity to cure any specific objections under subparagraph (d) above. If Buyer thus terminates the Agreement prior to the expiration of the Due Diligence Period, then this Agreement shall terminate, Buyer shall receive a refund of its Deposit and any interest accrued thereon, and all rights and obligations of the parties hereunder, except those which are specifically designated to survive this Agreement, shall terminate.

     8.4 Material New Matters. If Buyer discovers any new matter between the expiration of the Due Diligence Period and the Closing Date which:

     (a) was not disclosed by Seller or any other person or entity during the Due Diligence Period; and

      (b)   was not reasonably discoverable during the Due Diligence Period; and

            (c)   that matter is one which:

      (i) would appear as an exception in the Title Policy (but excluding any such exception approved or caused by Buyer);

       or

                  (ii) is materially inconsistent with a disclosure by Seller in Exhibit H or with Seller's representations or warranties contained in Paragraphs 12 or 15;

      and

            (d) such new matter is of such a nature that, in Buyer's reasonable judgment, it would materially and adversely affect the acquisition, development, sale or use of the Property;

      then Buyer is entitled to treat such new matter as a failure of condition to the Closing.

      If Buyer elects to treat such new matter as a failure of condition to the Closing, Buyer must give notice to Seller of Buyer's election to terminate this Agreement within 3 business days of Buyer's obtaining knowledge of such new matter. If Buyer does not give such notice within the 3 business day period, Buyer will be deemed to have waived its objection to such matter and this Agreement will continue in full force and effect.

      However, if Buyer gives Seller notice of its election to terminate this Agreement, Seller may elect, by written notice to Buyer and to Escrow Holder within 10 business days following Seller's receipt of Buyer's notice, to correct the new matter prior to the Closing. If Seller elects to correct the new matter, Seller will be entitled to extend the Closing for not more than 30 days in order to correct the new matter and, in such event, this Agreement will not terminate. If Seller fails to correct the new matter by the Closing Date, as extended, Seller shall not be deemed to be in default under this Agreement and Buyer, as Buyer's sole option, may terminate this Agreement and receive a refund of its Deposit and any interest accrued thereon. Notwithstanding the foregoing, if Seller fails to pay off from closing proceeds either (a) a mechanic's lien affirmatively caused by Seller or (b) an existing financing lien created by Seller or (c) monetary judgments against Seller, then Buyer shall have the right to seek specific performance of Seller's obligation to pay off such liens, subject to the limitations of Paragraph 21.1 herein. If Buyer does not terminate this Agreement pursuant to this Section, Buyer will be deemed to have waived its objections and this Agreement will continue in full force and effect.

9.    Property "As-Is":

      9.1 Acquired in Connection with Foreclosure. Buyer acknowledges that Seller acquired the Property pursuant to foreclosure proceedings or proceedings in lieu of foreclosure; and that neither Seller nor Bank developed or constructed the Property.

      9.2 NO SIDE AGREEMENTS OR REPRESENTATIONS; AS-IS PURCHASE. BUYER REPRESENTS, WARRANTS AND COVENANTS TO SELLER THAT BUYER WILL, DURING THE DUE DILIGENCE PERIOD, INDEPENDENTLY AND PERSONALLY INSPECT THE PROPERTY AND IMPROVEMENTS, IF ANY, AND THAT BUYER HAS ENTERED INTO THIS AGREEMENT BASED UPON ITS RIGHTS AND INTENTIONS TO MAKE SUCH PERSONAL EXAMINATION AND INSPECTION.
BUYER AGREES THAT BUYER WILL ACCEPT THE PROPERTY, IN ITS THEN CONDITION AS-IS AND WITH ALL ITS FAULTS, INCLUDING WITHOUT LIMITATION, ANY FAULTS AND CONDITIONS SPECIFICALLY REFERENCED IN THIS AGREEMENT. NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF, BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS,
WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO:

      (I)   THE VALUE OF THE PROPERTY;

      (II)  THE INCOME TO BE DERIVED FROM THE PROPERTY;

      (III) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, INCLUDING ANY
      DEVELOPMENT OF THE PROPERTY;

      (IV)  THE HABITABILITY, MERCHANTABILITY, MARKETABILITY,
      PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE
      PROPERTY;

      (V)   THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF
      THE PROPERTY;

      (VI)  THE NATURE, QUALITY OR CONDITION OF THE PROPERTY,
      INCLUDING WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY;

      (VII) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION
      WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY
      APPLICABLE GOVERNMENTAL AUTHORITY OR BODY;

      (VIII) THE MANNER, CONDITION OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY;

      (IX) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, THE ENDANGERED SPECIES ACT, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990 OR ANY OTHER LAW, RULE OR REGULATION GOVERNING ACCESS BY DISABLED PERSONS, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING;

      (X) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PROPERTY;

      (XI)  THE CONTENT, COMPLETENESS OR ACCURACY OF THE DUE
      DILIGENCE MATERIALS, INCLUDING ANY INFORMATIONAL PACKAGE,
      COST TO COMPLETE ESTIMATE OR OTHER MATERIALS PREPARED BY
      SELLER;

      (XII) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR
      SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND
      SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER;


      (XIII) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR
      FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS;

      (XIV) DEFICIENCY OF ANY UNDERSHORING;

      (XV)  DEFICIENCY OF ANY DRAINAGE;

      (XVI)  THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING
      ENTITLEMENTS AFFECTING THE PROPERTY, OR

      (XVII) WITH RESPECT TO ANY OTHER MATTER CONCERNING THE PROPERTY EXCEPT AS MAY BE OTHERWISE EXPRESSLY STATED HEREIN, INCLUDING ANY AND ALL SUCH MATTERS REFERENCED, DISCUSSED OR DISCLOSED IN ANY DOCUMENTS DELIVERED BY SELLER TO BUYER, IN ANY PUBLIC RECORDS OF ANY GOVERNMENTAL AGENCY OR ENTITY OR UTILITY COMPANY, OR IN ANY OTHER DOCUMENTS AVAILABLE TO BUYER.

      BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN
GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND REVIEW
INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY, BUYER IS

RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO BUYER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS MAY OTHERWISE BE PROVIDED HEREIN. BUYER AGREES TO FULLY AND IRREVOCABLY RELEASE ALL SUCH SOURCES OF INFORMATION AND PREPARERS OF INFORMATION AND DOCUMENTATION TO THE EXTENT SUCH SOURCES OR PREPARERS ARE SELLER OR BANK, OR THEIR EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, AGENTS, SERVANTS, ATTORNEYS, AFFILIATES, PARENT COMPANIES, SUBSIDIARIES, SUCCESSORS OR ASSIGNS FROM ANY AND ALL CLAIMS THAT THEY MAY NOW HAVE OR HEREAFTER ACQUIRE
AGAINST SUCH SOURCES AND PREPARERS OF INFORMATION FOR ANY COSTS, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM SUCH INFORMATION OR DOCUMENTATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY OF THE FOREGOING ENTITIES AND INDIVIDUALS OR ANY OTHER INDIVIDUAL OR ENTITY. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS-IS" CONDITION AND BASIS WITH ALL FAULTS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN.

      9.3 RELEASE. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ARTICLE 16 HEREOF, AND EXCEPT FOR SELLER'S WARRANTIES IN THE SPECIAL WARRANTY DEED, BUYER AND ANYONE CLAIMING BY, THROUGH OR UNDER BUYER HEREBY FULLY AND IRREVOCABLY RELEASES SELLER AND BANK, AND EACH OF THEIR EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, AGENTS, SERVANTS, ATTORNEYS, AFFILIATES, PARENT COMPANIES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS, AND ALL PERSONS, FIRMS, CORPORATIONS AND ORGANIZATIONS ACTING ON THEIR BEHALF, FROM ANY AND ALL CLAIMS THAT IT MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SELLER OR BANK, OR ANY OF THEIR EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, AGENTS, SERVANTS, ATTORNEYS, AFFILIATES, PARENT COMPANIES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS, AND ALL PERSONS, FIRMS, CORPORATIONS AND ORGANIZATIONS ACTING ON THEIR BEHALF FOR ANY COSTS, LOSS, LIABILITY, DAMAGE, EXPENSES, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY CONSTRUCTION DEFECTS, ERRORS, OMISSIONS OR OTHER CONDITIONS, LATENT OR OTHERWISE, GEOTECHNICAL AND SEISMIC, AFFECTING THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, (1) ENVIRONMENTAL MATTERS WHICH WERE:

            (i)   DESCRIBED OR REFERRED TO IN THE ENVIRONMENTAL
      REPORT(S) OR IN ANY ENVIRONMENTAL AUDIT OBTAINED BY BUYER; OR

            (ii) REASONABLY DISCOVERABLE BY PRUDENT INVESTIGATION DURING THE DUE DILIGENCE PERIOD; OR

            (iii) OTHERWISE DISCLOSED BY SELLER TO BUYER OR DISCOVERED BY BUYER AT ANY TIME PRIOR TO THE CLOSING;

AND (2) THE ITEMS DESCRIBED IN SECTION 9.2 ABOVE.

THIS RELEASE INCLUDES CLAIMS OF WHICH BUYER IS PRESENTLY UNAWARE OR WHICH BUYER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY BUYER, WOULD MATERIALLY AFFECT BUYER'S RELEASE TO SELLER.

      THE FOREGOING SHALL NOT BE DEEMED TO RELEASE THE ALLEN MORRIS COMPANY FROM ANY LIABILITY IN CONNECTION WITH ITS STATEMENTS AND REPRESENTATIONS IN THE AUDIT REPRESENTATION LETTER, NONE OF WHICH SHALL BE IMPUTED TO OR BE DEEMED TO HAVE BEEN MADE BY SELLER.

      IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATIONS TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING. IT IS NOT CONTEMPLATED THAT THE PURCHASE PRICE WILL BE INCREASED IF COSTS TO BUYER ASSOCIATED WITH THE PROPERTY PROVE TO BE LESS THAN EXPECTED NOR WILL THE PURCHASE PRICE BE REDUCED IF THE BUYER'S PLAN FOR THE PROPERTY LEADS TO HIGHER COST PROJECTIONS. THE SOLE REMEDY OF THE BUYER WILL BE TO TERMINATE THIS AGREEMENT AS PROVIDED HEREIN PRIOR TO THE END OF THE DUE DILIGENCE PERIOD.

            --------------------          -------------------
            Buyer's initials                  Seller's initials

      9.4 Disclosures; Specific Acknowledgment Regarding Condition of Property. Buyer acknowledges the disclosures made by Seller and set forth in Exhibit H attached hereto. Additionally, and without limiting the generality of the foregoing Paragraph 9.4, Buyer is aware that the Environmental Report reveals certain conditions with respect to the Property, and that groundwater contamination from BP Oil may exist on the Property.

      9.5 Estoppel Certificates. Seller will use its reasonable efforts to obtain and deliver to Buyer estoppel certificates on the form attached hereto on
Exhibit I, from tenants in the Property; however reasonable efforts shall not include calling a default under any existing lease if such lease requires the tenant to deliver an estoppel certificate and the tenant fails to do so.

10.   Costs and Expenses:

      Seller will pay:

        (a)   all state, county and city surtax and documentary transfer taxes;

            (b)   all premiums for the Title Policy; and

            (c)   Seller's share of prorations.

      Buyer will pay:

            (a)   all document recording charges;

     (b) the cost of any survey and the cost of any endorsements required by Buyer; and

          (c)   Buyer's share of prorations.

      Buyer and Seller will each pay all legal and professional fees and fees of other consultants incurred by Buyer and Seller, respectively. All other normal costs and expenses will be allocated between Buyer and Seller in accordance with the customary practice in the county in which the Property is located.

11.   Prorations:

      11.1 Taxes and Assessments. All non-delinquent real estate taxes and assessments on the Property will be prorated as of the Closing based on the actual current tax bill. If the Closing takes place before the real estate taxes are fixed for the tax year in which the Closing occurs, the apportionment of real estate taxes will be made on the basis of the real estate taxes for the immediately preceding tax year applied to the latest assessed valuation. All delinquent taxes and all delinquent assessments, if any, on the Property will be paid at the Closing from funds accruing to Seller. All supplemental taxes billed after the Closing for periods prior to the Closing will be paid promptly by Seller. Any tax refunds received by Buyer which are allocable to the period prior to Closing will be paid by Buyer to Seller.

      11.2 Rents and Deposits. If there are any leases of the Property, all rents which are actually received by Seller as of the Closing will be prorated. Delinquent rents and rents not paid by Closing will not be prorated and Seller can continue to collect such rents, provided Seller's collection efforts do not involve dispossession of the delinquent tenant. Rents allocable to the period prior to Closing will be the property of Seller and rents allocable to the period after Closing will be the property of Buyer. All rents collected by Buyer or Seller after Closing will be applied first to current rents due and payable and next in satisfaction of the newest accrued rent.

      Buyer acknowledges that (i) Seller acquired title to the Property by foreclosure or deed in lieu of foreclosure, (ii) Seller may not have received a transfer of security deposits from the prior owner, and (iii) except as to rental agreements entered into by Seller, Seller's rent roll is wholly or partially based on information provided by the prior owner or other third parties.

      All security and other deposits of existing tenants, together with all interest accrued thereon, if any, as of the Closing Date shall be transferred and assigned to Buyer or Buyer shall receive a credit at Closing for the amount of such deposits as are actually held by Seller.

       Buyer assumes the obligation to repay all security deposits owing to all tenants of the Property and shall indemnify and hold Seller harmless from any claims for damages by tenants in regard to said deposits. The provisions hereof shall survive the Closing. Seller shall not give Buyer a credit at Closing for any security deposits or prepaid rent not paid or received by Seller, unless otherwise stated in the tenant estoppel letters, which shall take priority.

      11.3 Utilities. Seller will notify all utility companies servicing the Property of the sale of the Property to Buyer and will request that such companies send Seller a final bill for the period ending on the last day before the Closing. Buyer will notify the utility companies that all utility bills for the period commencing on the Closing Date are to be sent to Buyer. In addition to the Purchase Price, Buyer will pay to Seller an amount equal to the total of all utility deposits held by utility companies and Seller will assign to Buyer all of Seller's right, title and interest in any such utility deposits; provided, however, Seller reserves the right to receive a return of such utility deposits and in such event, Buyer will arrange for substitute deposits with the utility companies as may be required. If following the Closing either Buyer or Seller receives a bill for utilities or other services provided to the Property for the period in which the Closing occurred, Buyer and Seller will equitably prorate the bill.

     11.4 Method of Proration. All prorations will be made as of 11:59 p.m. on the date preceding the date of Closing based on a 365 day year or a 30 day month, as applicable.

     12.  Joint  Representations  and  Warranties:  In  addition  to any express
agreements  of  the  parties   contained   herein,   the  following   constitute
representations and warranties of the parties each to the other:

      12.1 Authority. Each party has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate this transaction.

      12.2 Actions. All requisite action (corporate, trust, partnership or otherwise) has been taken by each party in connection with the entering into of this Agreement, the instruments referenced herein, and the consummation of this transaction. No further consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority or other party is required.

      12.3 Due Execution. The individuals executing this Agreement and the instruments referenced herein on behalf of each party and the partners, officers or trustees of each party, if any, have the legal power, right, and actual authority to bind each party to the terms and conditions of those documents.

      12.4 Valid and Binding. This Agreement and all other documents required to close this transaction are and will be valid, legally binding obligations of and enforceable against each party in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.

13. Seller's Warranties and Representations: Seller makes the following representations, covenants and warranties and acknowledges that Buyer will rely on such representations, covenants and warranties in acquiring the Property, each of which will survive the Closing for a period of 1 year; provided that any claims must be made in writing to Seller within the 1 year period.

      13.1 Lease. Seller has not entered into any lease or other agreement for possession with any person or entity (except Buyer) pursuant to which such person or entity has any current or future right or interest to occupy, possess or use all or any portion of the Property, except with respect to the tenants listed on Exhibit J attached hereto.

     13.2 Non-Foreign Entity. Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

     13.3 Pre-Closing Covenants. So long as this Agreement remains in full force and effect:

            (a) Without the prior written consent of Buyer, Seller will not convey any interest in the Property and will not subject the Property to any additional liens, encumbrances, covenants, conditions, easements, rights of way or similar matters after the date of this Agreement, except as may be otherwise provided for in this Agreement, which will not be eliminated prior to the Closing.

            (b) Seller will not make any material alterations to the Property without Buyer's consent, which will not be unreasonably withheld or delayed.

            (c) Seller will not enter into any new leases for any portion of the Property or extend the terms of any existing leases without Buyer's written consent, which will not be unreasonably withheld or delayed.

            (d) Seller will not remove from the Improvements or the Real Property any article owned by Seller that is included in the Personal Property.

            (e) Seller shall maintain such casualty and liability insurance on the Property as it is presently being maintained.

14.   Condemnation and Destruction:

      14.1 Eminent Domain or Taking. If proceedings under a power of eminent domain relating to the Property or any part thereof are commenced prior to Closing, Seller will promptly inform Buyer in writing.

            (a) If such proceedings involve the taking of title to all or a material interest in the Property, either Buyer or Seller may elect to terminate this Agreement by notice in writing sent within 10 days of Seller's written notice to Buyer of such proceedings, in which case the Deposit and any interest accrued thereon, will be returned to Buyer, and neither party will have any further obligation to or rights against the other except any rights or obligations of either party which are expressly stated to survive termination of this Agreement.

            (b) If the proceedings do not involve the taking of title to all or a material interest in the Property, or if neither Buyer nor Seller elects to terminate this Agreement, this transaction will be consummated as described herein and any award or settlement payable with respect to such proceeding will be paid or assigned to Buyer upon Closing.

            (c) If this sale is not consummated for any reason, any condemnation award or settlement will belong to Seller.

            (d) For purposes hereof, "material" is deemed to be eminent domain proceedings relating to 10% or more of the Property or a loss that gives a tenant of the Property the right to cancel its lease or abate rent.

      14.2 Damage or Destruction. Except as provided in this Paragraph, prior to the Closing the entire risk or loss of damage by earthquake, hurricane, flood, landslide, fire or other casualty is borne and assumed by Seller. If, prior to the Closing, any part of the Improvements is damaged or destroyed by earthquake, hurricane, flood, landslide, fire or other casualty, Seller will promptly inform Buyer of such fact in writing and advise Buyer as to the extent of the damage and whether it is "material" or not "material".

            (a) If such damage or destruction is "material", Buyer or Seller may terminate this Agreement upon written notice to the other given not later than 10 days after receipt of Seller's written notice to Buyer advising of such damage or destruction.

            (b) For purposes hereof, "material" is deemed to be any damage or destruction to the Improvements where the cost of repair or replacement is estimated to be more than 10% of the Purchase Price of the Property and will take more than 60 days to repair, both as determined by an independent third party contractor reasonably acceptable to Buyer and Seller.

            (c) If this Agreement is so terminated, Escrow Holder shall return the Deposit together with any accrued interest to Buyer.

            (d) If neither Buyer nor Seller terminates this Agreement, or if the casualty is not material, Seller will reduce the Purchase Price by the value reasonably estimated the third party contractor referred to in subparagraph 14.2(b) above to repair or restore the damaged portion of the Improvements, less any sums expended by Seller to make emergency repairs to the Improvements or the Property or otherwise protect the physical condition of the Improvements or the Property, and this transaction will close pursuant to the terms of this Agreement.

            (e) If the damage is not material, Seller's notice to Buyer of the damage or destruction will also set forth Seller's reduced Purchase Price and Seller's allocation of value to the damaged portion of the Improvements, and this transaction shall close pursuant to the terms of this Agreement provided either (i) no tenant of the Property has the right to cancel its lease or abate or reduce rent as a result of the casualty, or (ii) if any tenant has the right to so cancel its lease or abate or reduce rent, Seller either assigns to Buyer at closing the applicable proceeds of Seller's rent insurance or at Seller's sole option, if rent insurance either is not available or is not payable with respect to the tenant(s), provides Buyer with a credit against the

Purchase Price for the applicable amount. If Seller does not have appropriate rent insurance (or if rent insurance is not payable with respect to the tenant(s)) and Seller elects not to provide Buyer with a credit against the Purchase Price, or in the event any tenant has the right to cancel its lease by reason of such casualty, then Buyer's sole remedy will be to terminate this Agreement and Escrow Holder shall return the Deposit together with any accrued interest to Buyer.

            (f) Whether or not the sale of the Property is consummated hereunder, all rights to insurance claims or proceeds in respect of damage or destruction to the Improvements occurring prior to the Closing will belong to Seller.

15.   Indemnification:

      15.1 Indemnification By Seller. Seller agrees to indemnify, defend and hold Buyer harmless for, from and against any and all claims, demands, liabilities, costs, expenses, damages and losses, cause or causes of action and suit or suits of any nature whatsoever arising from any misrepresentation or breach of warranty or covenant by Seller in this Agreement. This indemnity does not apply, however, to any item, matter, occurrence or condition which was known to or reasonably discoverable by Buyer prior to the Closing Date.

      15.2 Indemnification by Buyer. Buyer agrees to indemnify, defend and hold Seller harmless for, from and against any and all claims, demands, liabilities, costs, expenses, damages and losses, cause or causes of action and suit or suits of any nature whatsoever arising out of the ownership and/or operation of the Property after the Closing Date or any misrepresentation or breach of warranty or covenant by Buyer in this Agreement or any document delivered to Seller pursuant to this Agreement.

      15.3 Survival. The provisions of this Paragraph 15 will survive the Close of Escrow.
            --------

16.   Hazardous Substances:

     16.1 Definitions. For the purposes of this Agreement, the following terms have the following meanings:

      (a) "Environmental Law" means any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment including, without limitation CERCLA (Comprehensive Environmental Response, Compensation and Liability Act of 1980) and RCRA (Resources Conservation and Recovery Act of 1976).

            (b) "Hazardous Substance" means any substance, material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is or becomes similarly designated, classified or regulated, under any Environmental Law, including asbestos, petroleum and petroleum products.

            (c) "Environmental Audit" means an environmental audit, review or testing of the Property performed by Buyer or any third party or consultant engaged by Buyer to conduct such study.

      16.2  Seller's Representations and Warranties:

            Seller has obtained the Environmental Report for the Property and will furnish a copy to Buyer. As of the date of this Agreement, to the Actual Knowledge of Seller and except as referred to in the Environmental Report:

            (a) since the date of Seller's acquisition of the Property, no Hazardous Substances are now or have been used or stored on or within any portion of the Property except those substances which are or have been used or stored on the Property in the normal course of use and operation of the Property and in compliance with all applicable Environmental Laws;

            (b) since the date of Seller's acquisition of the Property, there are and have been no federal, state or local enforcement, clean-up, removal, remedial or other governmental or regulatory actions instituted or completed affecting the Property; and

            (c) no claims have been made by any third party against Seller relating to any Hazardous Substances on or within the Property.

      16.3 Notices Regarding Hazardous Substances. Except as disclosed in the Environmental Report, from the Effective Date through the Closing Date, Seller will promptly notify Buyer if to the Actual Knowledge of Seller there may be any Hazardous Substance on the Property, or in the soil, groundwater or soil vapor on or under the Property, or that Seller or the Property may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance. Any new disclosure by Seller made after the end of the Due Diligence Period will be governed by the provisions of Paragraph 8.4.

      16.4  Mutual Indemnifications.

            (a) Subject to Paragraph 16.5 below, if there are any Third Party Claims against Buyer which arise out of any Hazardous Substances which became located in, on or under the Property during Seller's ownership of the Property, Seller will indemnify, defend (by counsel reasonably acceptable to Buyer) protect and hold Buyer harmless for, from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) arising therefrom, less any credit received by Buyer pursuant to Paragraph
7.1.7 of this Agreement.

            (b) If there are any Third Party Claims against Seller which arise out of any Hazardous Substances which became located in, on or under the Property after the Closing, Buyer will indemnify, defend (by counsel reasonably acceptable to Seller) protect and hold Seller harmless for, from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) arising therefrom.

            (c) As used in this Paragraph 16.4, "Third Party Claims" are defined as any claims or rights of recovery by any person or entity (including governmental agencies):

                  (i) which result from injury, damage or loss to or of any person or property; or

                (ii) for cost recovery, removal or remedial action.

Third Party Claims will also include any costs paid or payable by either party for damage, loss, injury, investigation, removal, remediation or other liability in response to any third party claim or in anticipation of any enforcement or remedial action undertaken or threatened by any government agency or private party.

      16.5 Environmental Release. Nothing in Paragraph 16.4 above is meant to diminish any party's rights or obligations under any federal, state or local law pertaining to or concerning Hazardous Substances; but Seller will not be liable to Buyer under and Buyer hereby releases Seller from any and all liability under any such law, for any Third Party Claims or any other claims (including claims by Buyer) which are attributable to any environmental condition which:

     (i) was described or referred to in the Environmental Report or in any Environmental Audit obtained by Buyer; or

(ii) was reasonably discoverable by prudent investigation during the Due Diligence Period; or

               (iii) was otherwise disclosed by Seller to Buyer or discovered by Buyer at any time prior to the Closing.

            The provisions of Paragraphs 16.4 and 16.5 will survive the Closing. The provisions of this Paragraph 16.5 are not intended to diminish in any way the release set forth in Section 9.3 above.

     16.6 Environmental Audit. If during the Due Diligence Period Buyer elects to perform an Environmental Audit:

      (a) The Environmental Audit will be conducted pursuant to standard quality control/quality assurance procedures and in accordance with Section 20. Buyer will give Seller at least 2 business days' prior notice of any on-site testing of soil or subsurface conditions.

            (b) If any report is prepared as the result of the Environmental Audit, such report will be conspicuously labeled as a draft, and Buyer will promptly give Seller a copy of the draft report. If the report indicates that no further action is required, it may then be delivered in final form. Prior to the Closing, Buyer will keep the draft report and the information contained therein confidential and will not disclose it to any person or entity without Seller's prior written consent; provided, however, that Buyer may furnish a copy of said draft report to any proposed lender in connection with prosecution of an application for a mortgage loan and to any person or entity contemplating an investment in the Property as a partner or permitted assignee of Buyer, or to any consultant engaged in, or commenting upon the results of, said draft report.

     (c) If Buyer elects during the Due Diligence Period not to acquire the Property or if the Closing fails to occur for any reason other than a default by Seller, if Seller requests copies of the draft report, then Buyer will deliver all copies of the draft report to, and they will become the property of, Seller provided Seller pays Buyer for the costs of the report. Buyer
                                    - 23 -
will not disclose to any party the contents of the draft report except pursuant to valid legal process or with the written consent of Seller.

            (d) Any ground water, soil or other samples taken from the Property will be properly disposed of by Buyer at Buyer's sole cost and in accordance with all applicable laws.

17. WAIVER OF JURY TRIAL: BUYER AND SELLER DO HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY, UNCONDITIONALLY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ALL OTHER DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON. THIS IRREVOCABLE WAIVER OF THE RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO THIS TRANSACTION.

            --------------------          -------------------
            Buyer's initials                  Seller's initials

18. Notices: All notices or other communications required or permitted hereunder must be in writing, and must be personally delivered (including by means of professional messenger service) or sent by overnight courier, or sent by registered or certified mail, postage prepaid, return receipt requested to the addresses set forth in Paragraph 1. All notices sent by mail will be deemed received 4 days after the date of mailing and all notices sent by other means permitted herein shall be deemed received on the date delivered.

19. Broker: Subject to the completion of the transactions contemplated herein and the Closing, Seller will pay Seller's Broker a commission pursuant to a separate agreement between Seller and Seller's Broker. Said Broker may enter into an agreement regarding the sharing of such commission or other compensation which may be paid by Seller to Seller's Broker, but Seller will not be responsible for any such agreement between Seller's Broker and any Buyer's Broker or the implementation thereof. Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by them, respectively other than the Broker whose name appear in Section 1, in connection with any of the transactions contemplated by this Agreement, or to its knowledge is in any way connected with any of such transactions. Buyer will indemnify, save harmless and defend Seller from any liability, cost, or expense arising out of or connected with any claim for any commission or compensation made by any person or entity claiming to have been retained or contacted by Buyer in connection with this transaction, other than the Broker. Seller will indemnify, save harmless and defend Buyer from any liability, cost, or expense arising out of or connected with any claim for any commission or compensation made by any person or entity claiming to have been retained or contacted by Seller in connection with this transaction, other than the Broker. This indemnity provision will survive the Closing or any earlier termination of this Agreement.

     20. Entry: Buyer and Buyer's representatives, agents and designees will have the right, at reasonable times and upon no less than two (2) business days' written notice to Seller, (which notice must describe the scope of the planned testing and investigations) to enter upon the Property, in connection with Buyer's proposed purchase of the Property. Buyer shall have the
                                    - 24 -
right to have due diligence interviews and other discussions or negotiations with tenants provided Buyer affords to Seller reasonable notice of the time and place of the interviews and an opportunity to be present. However, Buyer agrees that:

   (a)   all tests and investigations will be at Buyer's sole cost and expense;

            (b) the persons or entities performing such tests and investigations will be properly licensed and qualified and will have obtained all appropriate permits therefor;

            (c) Seller will have the right of approval (which will not be unreasonably withheld or delayed) of any proposed physical testing or drilling;

            (d) Buyer will advise Seller in advance of the dates of all tests and investigations and will schedule all tests and investigations during normal business hours whenever feasible unless otherwise requested by Seller;

            (e) Seller will have the right to have a representative of Seller accompany Buyer and Buyer's representatives, agents or designees while they are on the Property;

    (f) any entry by Buyer, its representatives, agents or designees will not interfere with Seller's or any tenant's use of the Property;

            (g) Buyer will indemnify, defend and hold Seller harmless for, from and against any and all claims, damages, costs, liabilities and losses (including mechanics' liens) arising out of any entry by Buyer or its agents, designees or representatives; and

            (h) Buyer will restore the Property at Buyer's sole cost and expense if this transaction does not close. Until restoration is complete, Buyer will take all steps necessary to ensure that any conditions on the Property created by Buyer's testing will not interfere with the normal operation of the Property or create any dangerous, unhealthy, unsightly or noisy conditions on the Property.

In addition, prior to any entry involving physical testing, drilling or other physical disturbance, Buyer will obtain, maintain and provide Seller, or shall cause any consultant, contractor or other person entering the Property to obtain, maintain and provide Seller, with proof of comprehensive general liability insurance in the amount of at least $1,000,000.00 combined, single limit coverage, naming Seller as an additional insured and with coverages reasonably satisfactory to Seller. The foregoing indemnity provision will survive the Closing or any earlier termination of this Agreement.

21.   Legal and Equitable Enforcement of this Agreement:

     21.1 Default by Seller. (a) In the event the Closing and the consummation of the transaction contemplated by this Agreement do not occur by reason of material default by Seller, Buyer may either:

      (i) terminate this Agreement by notice to Seller, whereupon this Agreement will terminate and neither party will have any further rights, obligations or liabilities hereunder (except as to any obligations that would otherwise be deemed to survive the termination or Closing) and except that Buyer will be entitled to a return of the Deposit, including any interest accrued thereon; or

            (ii) pursue the remedy of specific performance of Seller's obligation to convey the Property under this Agreement and to pay off from closing proceeds any mechanics' liens affirmatively caused by Seller and any existing financing lien created by Seller and any monetary judgments against Seller.

The foregoing notwithstanding, in order to pursue any remedy under subparagraphs
(i) or (ii) above, the following conditions precedent must be met:

            (i) Buyer cannot, at any time during this Agreement, have been in material default under the terms of this Agreement;

            (ii) Buyer must have given Seller written notice of such default and given Seller 10 days to cure such default;

            (iii) If Buyer seeks specific performance as provided above, Seller's sole obligation, if such specific performance is awarded, shall be to convey the Property as provided in this Agreement upon tender by Buyer of the Purchase Price in cash, and to pay off from closing proceeds any mechanics' liens affirmatively caused by Seller and any existing financing lien created by Seller and any monetary judgments against Seller, and under no circumstances shall Seller be obligated or required to otherwise expend any sums to cure any defaults under this Agreement, secure any permits or approvals, change the condition of the Property or restore the Property, or take any other action whatsoever and Seller's failure to expend such sums or conduct any such acts shall not be a basis for the filing of any suit for specific performance;

            (iv) Buyer must file a suit for specific performance within 10 business days of the end of Seller's 10 day cure period; and

            (v) Buyer must deposit with the Escrow Holder the balance of the Purchase Price and any costs to be paid by Buyer under Section 10 hereof. If Buyer prevails, Seller shall pay the costs Seller is obligated to pay under Section 10 hereof.

Except as set forth in this Section, Buyer hereby expressly waives, relinquishes and releases any other right or remedy available to it at law in equity or otherwise by reason of Seller's failure to perform its obligations hereunder, including without limitation, any rights the Buyer may have to bring an action or proceeding to recover actual, consequential, punitive, and/or speculative damages or any other damages. The provisions of this Section shall in no way impair Seller's rights against Buyer in the event of a Buyer default under
Section 21.2 below.

      Buyer's Initials: __________   Seller's Initials: __________

      21.2  Default by Buyer.  IN THE EVENT THE CLOSING AND THE
CONSUMMATION OF THE TRANSACTION HEREIN CONTEMPLATED DOES NOT
OCCUR AS HEREIN PROVIDED BY REASON OF ANY DEFAULT OF BUYER, BUYER

AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER'S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS PARAGRAPH REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE; PROVIDED, HOWEVER THAT THIS PROVISION WILL NOT LIMIT SELLER'S RIGHT TO RECEIVE REIMBURSEMENT FOR ATTORNEYS' FEES, NOR WAIVE OR AFFECT BUYER'S INDEMNITY OBLIGATIONS AND SELLER'S RIGHTS TO THOSE INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT, NOR WAIVE OR AFFECT BUYER'S OBLIGATIONS TO RETURN OR PROVIDE TO SELLER DOCUMENTS, REPORTS OR OTHER INFORMATION PROVIDED TO OR PREPARED BY OR FOR BUYER PURSUANT TO APPLICABLE PROVISIONS OF THIS AGREEMENT. THEREFORE, BUYER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AN AMOUNT EQUAL TO THE DEPOSIT (WHICH INCLUDES ANY ACCRUED INTEREST THEREON). SAID AMOUNT WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY BUYER. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. UPON DEFAULT BY BUYER, THIS AGREEMENT WILL BE TERMINATED AND, EXCEPT FOR BUYER'S INDEMNITY AND OTHER SPECIFIC OBLIGATIONS REFERRED TO HEREIN WHICH MAY BE ENFORCED BY SELLER (IN ADDITION TO COLLECTION AND RETENTION BY SELLER OF BUYER'S DEPOSIT AS PROVIDED HEREUNDER), NEITHER PARTY WILL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER EXCEPT FOR THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM BUYER AND ESCROW HOLDER.

      Buyer's Initials: __________   Seller's Initials: __________

22. Assignment: Buyer will not assign this Agreement without obtaining Seller's prior written consent, which consent may be withheld by Seller in its sole and absolute discretion for any reason whatsoever. Any attempted assignment without Seller's prior written consent will, at Seller's option, be voidable and constitute a material breach of this Agreement. If Seller consents to an assignment, the assignment will not be effective against Seller until Buyer delivers to Seller a fully executed copy of the assignment instrument, which instrument must be satisfactory to Seller in both form and substance and pursuant to which the assignee assumes and agrees to perform for the benefit of Seller the obligations of Buyer under this Agreement, and pursuant to which the assignee makes the warranties and representations required of Buyer under this Agreement and such other representations and warranties as Seller may reasonably require. Any such assignment will not release Buyer from any of its obligations under this Agreement. Notwithstanding the foregoing, Buyer may assign this Agreement to RRC Fl Three, Inc., a Florida corporation, or to any other wholly owned subsidiary of Regency Realty Corporation, a Florida corporation, provided Buyer delivers to Seller a fully executed copy of the assignment instrument not less than three (3) business days prior to the Closing Date, and such instrument must be satisfactory to Seller in both form and substance and pursuant to which the assignee assumes and agrees to perform for the benefit of Seller the obligations of Buyer under this Agreement, and pursuant to which the Assignee makes the warranties and representations required of Buyer under this Agreement and such other representations and warranties as Seller may reasonable require.

23.   Miscellaneous:

      23.1  Counterparts.  This Agreement may be executed in counterparts.

      23.2 Partial Invalidity. If any term or provision of this Agreement will be deemed to be invalid or unenforceable to any extent, the remainder of this Agreement will not be affected thereby, and each remaining term and provision of this Agreement will be valid and be enforced to the fullest extent permitted by law.

      23.3 Possession of the Property. Seller will deliver possession of the Property to Buyer upon the Closing, subject to the right of any tenants.

      23.4 Waivers. No waiver of any breach of any covenant or provision contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act except those of the waiving party, which will be extended by a period of time equal to the period of the delay.

      23.5 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the permitted successors and assigns of the parties hereto.

      23.6 Professional Fees. In the event of the bringing of any action, arbitration or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party will be entitled to have the recovery of and from the other party all costs and expenses of the action, arbitration or suit, actual attorneys' fees (including the allocated costs of Seller's in-house counsel), witness fees and any other professional fees resulting therefrom.

      23.7 Entire Agreement. This Agreement (including all Exhibits attached hereto) constitutes the entire contract between the parties hereto with respect to the subject matter hereof and may not be modified except by an instrument in writing signed by the party to be charged.

      23.8 Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.

      23.9 Construction. This Agreement has been prepared by Seller and its professional advisors and reviewed by Buyer and its professional advisers. Seller and Buyer and their respective advisors believe that this Agreement is the product of all of their efforts, that it expresses their agreement and that it should not be interpreted in favor of or against either Buyer or Seller. The parties further agree that this Agreement will be construed to effectuate the normal and reasonable expectations of a sophisticated Seller and Buyer.

      23.10 Governing Law. The parties hereto expressly agree that this Agreement will be governed by, interpreted under, and construed and enforced in accordance with the laws of the State in which the Property is located without regard to the provisions thereof regarding conflicts of laws. Any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted in any federal or state court in Duval County, Florida, and Buyer and Seller waive any objections which either may now or hereafter have to the laying of venue on any such action, suit or proceeding, and Buyer and Seller hereby irrevocably submit to the jurisdiction of any such court in any suit, action or proceeding.

      23.11 Confidentiality. Unless otherwise agreed to in writing by Seller and Buyer, each party will keep confidential all documents, financial statements, reports or other information provided to, or generated by the other party relating to the Property and will not disclose any such information to any person other than (i) those employees and agents of Seller or Buyer; (ii) those who are actively and directly participating in the evaluation of the Property and the negotiation and execution of this Agreement or financing of the purchase of the Property and (iii) governmental, administrative, regulatory or judicial authorities in the investigation of the compliance of the Property with applicable legal requirements. However, Buyer expressly covenants and agrees that it will not disclose any code compliance, environmental or other regulatory matters to governmental or other authorities without the express prior written approval by Seller. Upon any termination of this Agreement for any reason, Buyer will promptly return to Seller copies of all documents or other information pertaining to the Property provided to Buyer by Seller, including, without limitation, pursuant to Section 8. The provisions of this Paragraph will survive the termination of this Agreement other than by Closing.

      23.12 Wear and Tear. Buyer specifically acknowledges that Seller will continue to use the Property in the course of its business and accepts the fact that reasonable wear and tear will occur after the date of this Agreement. Buyer specifically agrees that Seller is not responsible for repairing such reasonable wear and tear and that Buyer is prohibited from raising such wear and tear as a reason for not consummating this transaction or for requesting a reduction in the Purchase Price.

      23.13 No Recordation. No memorandum or other document relating to this Agreement will be recorded without the prior written consent of Seller, and any such consent or approval will be conditioned upon Buyer providing Seller with a quitclaim deed fully executed and acknowledged by Buyer, quitclaiming any and all interests that it may have in the Property to Seller, which quitclaim deed Seller may record in the event that this Agreement is terminated or the transaction contemplated herein is not consummated.

      23.14 Financing. Buyer represents and warrants to Seller that Buyer has not and will not obtain any financing in connection with sale of the Property from BankAmerica Corporation or any subsidiary or affiliate of BankAmerica Corporation, including without limitation Bank.

      23.15 Survival. All obligations of the parties contained herein which by their terms do not arise until after the Closing and any other provisions of this Agreement which by their terms survives the Closing, shall survive the Closing.

     23.16 Back-up Contracts. Seller shall have the right to accept back-up contracts between the Effective Date and the expiration of the Due Diligence Period.

23.17 Not an Offer; Last Date for Submission. Seller's delivery of unsigned copies of this Agreement is solely for the purpose of review by the party to whom delivered, and neither the delivery nor any prior communications between the parties, whether oral or written, will in any way be construed as an offer by Seller, nor in any way imply that Seller is under any obligation to enter the transaction which is the subject of this Agreement. The signing of this Agreement by Buyer constitutes an offer which will not be deemed accepted by Seller unless and until Seller has signed this Agreement and delivered a duplicate original or copy, fully executed, to Buyer. Seller shall not entertain any offer after, and the last date on which this Agreement can be executed by Buyer is, _______________, 1996; provided, however, execution of this Agreement by Seller at anytime after execution by Buyer shall be deemed acceptance by Seller of Buyer's offer unless Buyer's offer has previously been revoked in writing by Buyer to Seller.

      23.18 Radon Gas. Radon is a naturally occurring radioactive gas which, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon which exceed federal and state guidelines have been found in buildings in the state in which the Property is located. Additional information regarding radon and radon testing may be obtained from the county public health unit.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year hereinabove written.

      "SELLER"                            "BUYER"

REAL ESTATE COLLATERAL                    RRC ACQUISITIONS, INC.,
  MANAGEMENT COMPANY, INC.                  a Florida corporation
  a Delaware corporation


By:_________________________              By:_______________________
  Its:________________________            Its:_______________________


By:________________________               By:_______________________
  Its:_______________________             Its:_______________________

                            EXHIBIT A TO GRANT DEED

                         LEGAL DESCRIPTION OF PROPERTY

                                   EXHIBIT B


This Instrument Prepared By:
Rosa Eckstein Schechter, Esq.
Kirkpatrick & Lockhart
Miami Center - Suite 2000
201 So. Biscayne Boulevard
Miami, Florida  33131


                             SPECIAL WARRANTY DEED


      THIS SPECIAL WARRANTY DEED, made the _______ day of ____________, 199_, by _____________________________________ ("Grantor"), to ________________________,
whose post office address is ______________________________, ("Grantee"):

                             W I T N E S S E T H:

      That Grantor, for and in consideration of the sum of Ten And No/100 Dollars ($10.00) and other valuable consideration, receipt and sufficiency whereof is hereby acknowledged, hereby grants, bargains, sells, aliens, remises, releases, conveys and confirms unto grantee, all that certain land situate in _______________ County, Florida, viz:

            See Exhibit "A" Attached Hereto And Made A Part Hereof


      Property Identification No. ___________________


Subject only to:

       1. Easements, restrictions, and other matters of record, without reimposing same.

       2.   Real Estate Taxes for the current year and subsequent years.

      TOGETHER with the all tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.

      TO HAVE AND TO HOLD, the same in fee simple forever.

      AND Grantor hereby covenants with Grantee that the Grantor is lawfully seized of said land in fee simple; that Grantor has good right and lawful authority to sell and convey said land; that Grantor hereby fully warrants the title to said land and will defend the same against the lawful claims of all persons claiming by, through or under said Grantor.

      IN WITNESS WHEREOF, Grantor has signed and sealed these presents the day and year first above written.

Signed, sealed and delivered in the
presence of:



(Signature of Witness)


(Printed Name of Witness)


(Signature of Witness)


(Printed Name of Witness)





By:

Name:

Title:

Address:



STATE OF _______________
                              SS:
COUNTY OF ______________

      The foregoing instrument was acknowledged before me this ____ day of ________________, 199__, by ___________________________, as ____________ of
_____________________________.  He/she is personally known to me or has produced
____________________, No. __________________, as identification.


My commission expires:              NOTARY PUBLIC:


                          (Signature of Notary Public)


                         (Printed Name of Notary Public)

                                    STATE OF _____________________ AT LARGE
                                     (SEAL)

                                   EXHIBIT C

                           Seller's FIRPTA Affidavit

                      CERTIFICATION OF NON-FOREIGN STATUS

            Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by ____________________________ ("Transferor"), the undersigned hereby certifies the following on behalf of Transferor:

     1. Transferor is not a foreign corporation, foreign partnership, foreign trust and foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

     2. Transferor's U.S. employer identification number is ____________; and

            3.    Transferor's office address
                                                                             .

            Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

            Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign the document on behalf of the Transferor.




                                          By:
                                          Title:


                                          By:
                                          Title:

                                   EXHIBIT D

                               NO LIEN AFFIDAVIT

COUNTY OF               )
STATE OF                )

      Before me, the undersigned authority, personally appeared ___________________ ("Affiant"), the _____________________ of
___________________________________  (the "Seller"), who being by me duly sworn, on oath, deposes and says:

      1    That Seller is the owner of the following described property, to wit:

            See Exhibit "A" attached hereto and made a part hereof

      2. That the above described property is free and clear of all liens, taxes, encumbrances and claims of every kind, nature and description whatsoever, except for real estate and personal property taxes for the year ____ and subsequent years and except for matters shown on Title Commitment issued under Agent No.___________________.

      3. That within the past ninety (90) days there have been no improvements, alternations, or repairs to the above described property for which the costs thereof remain unpaid, and that within the past ninety (90) days there have been no claims for labor or material furnished for repairing or improving the same, which remain unpaid, except the following:

                                    NONE

     4. That there are no mechanic's, materialmen's or laborer's liens against the above described property.

5. That the personal property contained in the buildings on said property, or on the said premises, and which, if any, is being sold to the purchaser(s) mentioned below, is also free and clear of all liens, encumbrances, claims and demands whatsoever.

      6. That this affidavit is made for the purpose of inducing ___________ to purchase said property from Seller.

      7. That no one except Seller is in possession of said premises or any party thereof, except for the following tenants:

      8. That there are no matters pending against the Seller that could give rise to a lien that would attach to the property between the disbursing of the funds and the recording of the interest to be insured, and that the Seller has not and will not execute any instrument that would adversely affect the title or interest to be insured.

     9. Affiant(s) further state that he/she is each familiar with the nature of an oath; and with the penalties as provided by the laws of the State aforesaid for falsely swearing to
                                    - 1 -
statements made in an instrument of this nature. Affiant(s) further certify that he/she has read, or has heard read to him/her, the full facts of this affidavit, and understand its context.


                                      (SEAL)
   (SEAL)
                                                                  , as
                                      (SEAL)    of




COUNTY OF               )
STATE OF                )

      Sworn to and subscribed before me this ____ day of ____________, 199_ by _________________ as _________________ of ___________________________________.
He/She is personally known to me or who has produced _____________________ as identification.



                                          Printed Name:
This Document Prepared By:          NOTARY PUBLIC

                             My Commission Expires:
Rosa Eckstein Schechter, Esq.
Kirkpatrick & Lockhart LLP
201 South Biscayne Boulevard
Miami Center - 20th Floor
Miami, Florida 33131

                                   EXHIBIT E

                                 BILL OF SALE


     For good and valuable consideration, the receipt of which is hereby acknowledged, _________________________________________ ("Seller") does hereby
sell,  transfer,  and  convey  to:  __________________________   ("Buyer"),  all
personal property of Seller, if any, located on and used in connection with the operation of the improvements on the real property located in the County of _________________, City of ______________, State of Florida, as more particularly described on Exhibit A attached hereto, except for the following items:
      ==================================================================
      ==================================================================
      ==================================================================

            Buyer accepts such personal property in its "AS-IS" condition and "WITH ALL FAULTS". Seller specifically disclaims all express or implied warranties regarding the existence or condition of, or title to, such personal property, including without limitation the implied warranties of merchantability and suitability for a particular purpose.


            Date:                , 19




                                          By:
                                          Title:


                                          By:
                                          Title:

                           EXHIBIT A TO BILL OF SALE

                                   EXHIBIT F

                           ASSIGNMENT AND ASSUMPTION


            FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, _________________________________________ (herein referred to as "Assignor"), hereby assigns, transfers and conveys to _______________________, (herein referred to as "Assignee"), all leases (the "Leases") described on Schedule 1 attached and all contracts (the "Contracts") described on Schedule 2 attached affecting that certain real property in the County of _______________, City of ____________, State of Florida (the "Property"), commonly known as
_________________________________________  and more  particularly  described  in
Exhibit A attached hereto.

            Assignee hereby assumes and agrees to keep, perform and fulfill all of Assignor's obligations under the Leases and under the Contracts which are required to be kept, performed and fulfilled by Assignor thereunder, effective from and after the date on which a deed of the Property from Assignor to Assignee is recorded (the "Closing Date"). Such assumption is subject to and limited by any and all exculpatory provisions expressly contained in such Leases and Contracts.

            The covenants and warranties contained herein will survive the closing of the purchase and sale of the Property to which this Assignment relates, and such covenants and warranties will not be deemed merged in the deed delivered by Assignor to Assignee.

            This Assignment will be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

            IN WITNESS WHEREOF, the undersigned have executed the within instrument as of , 19 .

                  ASSIGNOR:



                                          By:
                                          Title:


                                          By:
                                          Title:


                  ASSIGNEE:

                    EXHIBIT A TO ASSIGNMENT AND ASSUMPTION

                         LEGAL DESCRIPTION OF PROPERTY

                              Schedule 1 - Leases

                            Schedule 2 - Contracts

                                   EXHIBIT G

                  FORM OF MEMORANDUM OF ASSIGNMENT OF LEASES


This Instrument Prepared By And
When Recorded, Return To:

Rosa Eckstein Schechter, Esq.
Kirkpatrick & Lockhart LLP
201 South Biscayne Boulevard
Miami Center - 20th Floor
Miami, Florida 33131




                   Space Above This Line For Recorder's Use



                      MEMORANDUM OF ASSIGNMENT OF LEASES


      THIS MEMORANDUM OF ASSIGNMENT OF LEASES ("Memorandum") is made as of ________________, 199_ between _________________________________ ("Assignor"), and ________________________ ("Assignee"), with respect to the following facts:

      A. Assignor (or Assignor's predecessors in interest) is the Landlord under certain leases described more particularly on Exhibit A attached hereto (the "Leases") affecting portions of that certain real property located in ___________________ County, Florida, more particularly described on Exhibit B attached hereto (the "Property").

      B. Pursuant to that certain Assignment and Assumption between Assignor and Assignee dated as of even date herewith ("Assignment"), Assignor assigned to Assignee and Assignee has assumed all of Assignor's right, title and interest as Landlord in and to the Leases, which assumption is subject to and limited by any and all exculpatory provisions expressly contained in such Leases.

     C. Assignor and Assignee now desire to record this Memorandum evidencing the Assignment.

      NOW, THEREFORE, the parties hereto have entered into this Memorandum which constitutes a memorandum of that certain unrecorded Assignment covering the Leases affecting the Property, all the terms and conditions of which are hereby made a part hereof with the same force and effect as though fully set forth herein.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be assigned as of the date first set forth above.



"ASSIGNOR"                                "ASSIGNEE"





By:
      Its:


By:
      Its:

                                   EXHIBIT A

                                      TO

                           MEMORANDUM OF ASSIGNMENT

                                   OF LEASES

                                LIST OF LEASES

                                   EXHIBIT B

                                      TO

                           MEMORANDUM OF ASSIGNMENT

                                   OF LEASES

                               LEGAL DESCRIPTION

COUNTY OF               )

STATE OF                      )


      The foregoing instrument was acknowledged before me this ____ day of _____________, 199___ by ________________________ as _________________ of
_______________________.  He/she  is  personally  known  to me or  has  produced
___________________ as identification.


                                    Notary Public:




                                    Printed Name:

My Commission Expires:              STATE OF ______________ AT LARGE

COUNTY OF               )

STATE OF                )

      The foregoing instrument was acknowledged before me this ____ day of _________________, 199___ by ________________________. He/she is personally known to me or has produced ___________________ as identification.


                                    Notary Public:




                                    Printed Name:

My Commission Expires:              STATE OF _____________ AT LARGE

                                   EXHIBIT H

                                  DISCLOSURES


                                     NONE

                                   EXHIBIT I

                            FORM OF ESTOPPEL LETTER


                        ______________________, 199___



      RE:   __________________________ (Name of Shopping Center)

Ladies and Gentlemen:

      The undersigned (Tenant) has been advised you may purchase the above Shopping Center, and we hereby confirm to you that:

1.   The   undersigned  is  the  Tenant  of   _________________________________,
     Landlord, in the above Shopping Center, and is currently in possession and paying rent on premises known as Store No. ___________ [or Address:
     ___________________________________],  and containing approximately _______
     square  feet,  under the terms of the lease  dated  ___________,  which has
     (not) been amended by amendment dated _____________________ (the "Lease"). There are no other written or oral agreements between Tenant and Landlord. Tenant neither expects nor has been promised any inducement, concession or consideration for entering into the Lease, except as stated therein, and there are no side agreements or understandings between Landlord and Tenant.

     2. The term of the Lease commenced on ___________, expiring on ____________, with options to extend of ___________ (______) years each.

      3.    As of _____________, monthly minimum rental is $__________ a month.

      4. Tenant is required to pay its pro rata share of Common Area Expenses and its pro rata share of the Center's real property taxes and insurance cost. Current additional monthly payments for expense reimbursement total $________ per month for common area maintenance, property insurance and real estate taxes.

5.   Tenant  has  given  [no   security   deposit]   [a   security   deposit  of
     $____________].

      6. No payments by Tenant under the Lease have been made for more than one (1) month in advance, and minimum rents and other charges under the Lease are current.

      7. All matters of an inducement nature and all obligations of the Landlord under the Lease concerning the construction of the Tenant's premises and development of the Shopping Center, including without limitation, parking requirements, have been performed by Landlord.

      8. The Lease contains no first right of refusal, option to expand, option to terminate, or exclusive business rights, except as follows:

      9. Tenant knows of no default by either Landlord or Tenant under the Lease, and knows of no situations which, with notice or the passage of time, or both, would constitute a default. Tenant has no rights to off-set or defense against Landlord as of the date hereof.

      10. The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises except as follows:

          11. Tenant has not generated, used, stored, spilled, disposed of, or released any hazardous substances at, on or in the Premises. "Hazardous Substances" means any flammable, explosive, toxic, carcinogenic, mutagenic, or corrosive substance or waste, including volatile petroleum products and derivatives and drycleaning solvents. To the best of Tenant's knowledge, no asbestos or polychlorinated biphenyl ("PCB") is located at, on or in the Premises. the term "Hazardous Substances" does not include those materials which are technically within the definition set forth above but which are contained in pre-packaged office supplies, cleaning materials or personal grooming items or other items which are sold for consumer or commercial use and typically used in other similar buildings or space.

The undersigned makes this statement for your benefit and protection with the understanding that you intend to rely upon this statement in connection with your intended purchase of the above described Premises from Landlord. The undersigned agrees that it will, upon receipt of written notice from Landlord, commence to pay all rents to you or to any Agent acting on your behalf.

                                    Very truly yours,





                                                                      (Tenant)

Mailing Address:


                                    By:
                                           Its:

                             EXHIBIT A TO ESTOPPEL

                                     LEASE

                                   EXHIBIT J

                                LIST OF TENANTS